EXHIBIT 4.1

                             [FORM OF FACE OF SECURITY]

                               TRITON ENERGY LIMITED
                             TRITON ENERGY CORPORATION

                          [Title of Series of Securities]

     No.  ____                                                $______________

          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

               TRITON ENERGY LIMITED, a Cayman Islands Company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called "TEL") and its wholly owned subsidiary, TRITON ENERGY CORPORATION, a Delaware corporation (such person, and its successors and assigns under the Indenture hereinafter referred to, being herein called "TEC", and together with TEL, the "Companies"), for value received, hereby promise to pay to _____________, or registered assigns, the principal sum of _____________ at the office or agency of the Companies referred to below, on ___________, and to pay interest, semi-annually on _________ and _________, of each year, on said principal sum at said office or agency, at the rate of ____% per annum, from the ___________ or ___________, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is the date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from _________, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the ____ day of the calendar month preceding any __________ or __________, as the case may be, and prior to such __________ or __________, this Security shall bear interest from such __________ or __________; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such __________ or __________, then this Security shall bear interest from the next preceding __________ or __________ to which interest has been paid, or, if no interest has been paid on the Securities, from ____________. The interest so payable on any _________ or __________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the ____ day of the calendar month preceding such _________ or __________.
               Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
               The Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

               IN WITNESS WHEREOF, each of TEL and TEC has caused this instrument to be executed in its name and on its behalf by the signature of its _______________ and by signature of its _______________ and has caused its corporate seal to be affixed hereunto or imprinted hereon.

     Dated:  _______________

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION    [SEAL]  TRITON ENERGY LIMITED
     This is one of the Securities of the
     series designated herein referred to
     in the within mentioned Indenture.

     ____________, as Trustee                           By:__________________


     By:_______________________________
                Authorized Officer                      By:__________________

     ____________, as Trustee                           TRITON ENERGY
                                    CORPORATION

                                                        By:__________________
     By:_______________________________
                Authorized Officer                      By:__________________

                         [FORM OF REVERSE SIDE OF SECURITY]

                               TRITON ENERGY LIMITED
                             TRITON ENERGY CORPORATION

                          [Title of Series of Securities]

               This Security is one of a duly authorized issue of joint and several Securities of the Companies, designated as their ____________________ (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) to the aggregate principal amount of $_____________, all issued or to be issued under and pursuant to an Indenture, dated as of ___________ (herein called the "Indenture"), duly executed and delivered by the Companies, and ____________, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Companies, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form only, without coupons, in denominations of $______ and integral multiples thereof. Terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.
               In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the holders of the Securities at any time by the Companies and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the holders of all the Securities, to waive compliance by the Companies with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
               Subject to the terms of the Indenture, the Companies may elect [either (i)] to defease and be discharged from any and all obligations with respect to the Securities [or (ii) to be released from their joint and several obligations with respect to certain covenants applicable to the Securities], upon compliance by the Companies with certain conditions set forth therein, which provisions apply to this Security.
               Under the terms of the Indenture, TEC may be released from its obligations under the Indenture and the Securities, without the consent of the holders of the Securities, if the 1997 Notes and the 2000 Notes issued by TEC are no longer outstanding and if TEL or any successor to TEL has assumed the obligations of TEC under such Securities.
               [Discussion of provisions relating to redemption, if applicable.]
               [Discussion of provisions relating to subordination, if applicable.]
               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the joint and several obligation of the Companies, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, at the rate and in the coin or currency prescribed herein.
               Upon the presentment for registration of transfer of this Security at the office or agency of the Companies at ____________________, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.
               Prior to due presentment for registration of transfer of this Security, the Companies, the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Security, for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Companies or the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent shall not be affected by any notice to the contrary.